                                                                    EXHIBIT 24.1

                               POWER OF ATTORNEY

                            MELLON BANK CORPORATION


Know all men by these presents, that each person whose signature appears below constitutes and appoints Carl Krasik, William E. Marquis and Ann M. Sawchuck, and each of them, such person's true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign any amendment or amendments to any currently filed registration statement or statements under the Securities Act of 1933, as amended, covering shares of Mellon Bank Corporation's (the "Corporation's") Common Stock, to be issued from time to time pursuant to the Corporation's Direct Stock Purchase and Dividend Reinvestment Plan (the "Plan") with respect to the registration of up to four million (4,000,000) additional shares of the Corporation's Common Stock to be issued pursuant to the Plan as a result of the Corporation's two-for-one stock split, effective for record holders as of May 3, 1999, and to sign any and all other amendments thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with any of the above, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and each of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This power of attorney shall be effective as of May 18, 1999 and shall continue in full force and effect until revoked by the undersigned in a writing filed with the Secretary of the Corporation.


/s/ Martin G. McGuinn                     /s/ Pemberton Hutchinson
------------------------------------      ------------------------------------
Martin G. McGuinn,                        Pemberton Hutchinson, Director
Director and Principal
Executive Officer


/s/ Dwight L. Allison, Jr.                /s/ George W. Johnstone
------------------------------------      ------------------------------------
Dwight L. Allison, Jr.,                   George W. Johnstone, Director
Director

/s/ Burton C. Borgelt                     /s/ Rotan E. Lee
------------------------------------      ------------------------------------
Burton C. Borgelt, Director               Rotan E. Lee, Director

/s/ Carol R. Brown                        /s/ Edward J. McAniff
------------------------------------      ------------------------------------
Carol R. Brown, Director                  Edward J. McAniff, Director



/s/ Frank V. Cahouet                      /s/ Robert Mehrabian
------------------------------------      ------------------------------------
Frank V. Cahouet, Director                Robert Mehrabian, Director



/s/ Jared L. Cohon                        /s/ Seward Prosser Mellon
------------------------------------      ------------------------------------
Jared L. Cohon, Director                  Seward Prosser Mellon, Director



/s/ Christopher M. Condron                /s/ Mark A. Nordenberg
------------------------------------      ------------------------------------
Christopher M. Condron,                   Mark A. Nordenberg, Director
Director


/s/ J. W. Connolly                        /s/ David S. Shapira
------------------------------------      ------------------------------------
J. W. Connolly, Director                  David S. Shapira, Director



/s/ Charles A. Corry                      /s/ Joab L. Thomas
------------------------------------      ------------------------------------
Charles A. Corry, Director                Joab L. Thomas, Director



/s/ Ira J. Gumberg
------------------------------------      ------------------------------------
Ira J. Gumberg, Director                  Wesley W. von Schack, Director

                               POWER OF ATTORNEY

                            MELLON BANK CORPORATION


Know all men by these presents, that each person whose signature appears below constitutes and appoints Carl Krasik, William E. Marquis and Ann M. Sawchuck, and each of them, such person's true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign any amendment or amendments to any currently filed registration statement or statements under the Securities Act of 1933, as amended, covering shares of Mellon Bank Corporation's (the "Corporation's") Common Stock, to be issued from time to time pursuant to the Corporation's Direct Stock Purchase and Dividend Reinvestment Plan (the "Plan") with respect to the registration of up to four million (4,000,000) additional shares of the Corporation's Common Stock to be issued pursuant to the Plan as a result of the Corporation's two-for-one stock split, effective for record holders as of May 3, 1999, and to sign any and all other amendments thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with any of the above, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and each of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This power of attorney shall be effective as of June 1, 1999 and shall continue in full force and effect until revoked by the undersigned in a writing filed with the Secretary of the Corporation.


/s/ Wesley W. von Schack
------------------------------------
Wesley W. von Schack, Director